EXHIBIT 99.1

Dot VN, Inc. Announces Partnership with Vietbridge LLC to
Serve as its Internet Advertising Placement Agent

SAN DIEGO – Sept. 30, 2009 – Dot VN, Inc. (http://www.DotVN.com) (OTCBB: DTVI), an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that it has signed a partnership agreement with Vietbridge LLC of Chicago, Ill., to act as the Company’s sales agent for online advertising for its stable of web portals.

In the agreement, Vietbridge will assist Dot VN in developing a full-service Internet advertising program, including reselling Dot VN’s Internet advertising services to its client base; providing content, images and materials for the web portals; assisting the Company in conducting market research; and responding to customer inquiries.

“Since our online marketing pages have been receiving over one million views per day on average, we wanted to direct this valuable growing number of visitors to more relevant and interesting content by developing dynamic, informative and entertaining sites.” said Thomas Johnson, CEO of Dot VN, Inc. “By working closely with Vietbridge to promote and market our sites, we are confident that we can create and manage the top ‘go-to’ Internet portals serving the Southeast Asian region.”

Henry Leong founded Vietbridge LLC in 2002. Vietbridge acts as a link for global companies by introducing them to the country of Vietnam through projects such as joint venture partnerships, investments, financing services, importing/exporting, marketing and advertising. Vietbridge LLC has provided advertising sales for clients such as SuncasTV, an IPTV company with Asian programming based in Arlington Heights, Ill,; Maivoo LLC of Chicago, Ill., an online news and web content provider for the Vietnamese communities in the U.S. and Vietnam; and www.tin247.com, a Vietnamese online news company based in Hanoi, Vietnam.

“We are looking forward to this relationship with Dot VN in order to create marketing opportunities and sponsorships for Dot VN’s web portals,” said Vietbridge CEO Henry Leong. “We firmly believe in Vietnam’s economic growth—it is the right country at the right time for investment. We are confident in Dot VN’s ability to develop technological advancements on multiple levels to support and encourage this growth.”

Vietnam is the second fastest growing economy in the world, with a population of over 86 million people and a literacy rate over 90 percent.  The U.S.-based International Data Group (IDG) forecasts that the Vietnamese IT market’s spending will reach nearly U.S. $2.2 billion this year and over $3.5 billion in 2013 to become the IT market with the highest growth rate in Southeast Asia.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam.  The Company was awarded an “exclusive long term contract” by the Vietnamese government to register .VN (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet.  Also, Dot VN has exclusive rights to distribute and commercialize Internet Data Center solutions and Broadband Wireless applications to Vietnam and Southeast Asia region.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com
    Register your .VN domains at:  www.VN

    Investor Relations:
    Investor Awareness, Inc.
    Tony Schor or James Foy, 847-945-2222
    Website: www.InvestorAwareness.com

    Media Contact:
    North Shore Public Relations, Inc.
    Renae Placinski, 847-945-4505
    Renae@NorthShorePR.com
    Website: www.NorthShorePR.com